                                   EXHIBIT 2.2

                                     BYLAWS
                                       OF
                               SALAMON GROUP, INC.
                             (a Nevada corporation)

                                    ARTICLE I
                                     OFFICES

         SECTION 1. INITIAL REGISTERED AGENT AND OFFICE. The Corporation's
initial registered agent shall be National Registered Agents, Inc. of NV and the
Corporation's initial registered office in Nevada for such agent is 1100 East
William Street, Suite 207, Carson City, Nevada 89701. The Corporation may change the registered agent and registered office from time to time at the discretion of the Board of Directors.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at other locations either within or without the State of Nevada, as the Board of
Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         SECTION 1. LOCATION OF MEETINGS. Meetings of the shareholders shall be held at the office of the Corporation or at such other place as shall be determined by the Board of Directors. The Board of Directors may permit any or all shareholders to participate in a meeting by, or conduct the meeting through, the use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at such meeting.

         SECTION 2. DATE OF ANNUAL MEETING. An annual meeting of the shareholders shall be selected by the Board of Directors for each fiscal year of the Corporation. If the day fixed for the annual meeting shall be a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may
be.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President

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of the Corporation or by the Board of Directors, and shall be called by the President at the request of the holders of not less than twenty-five percent (25%) of all outstanding shares of the Corporation entitled to vote at the meeting.

         SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the officer or person calling the meeting, to each shareholder at his address as it appears on the Corporation's records. The notice of any meeting at which participation is to be permitted by the use of any means of communication by which all shareholders participating may simultaneously hear each other shall state such fact and describe how any shareholder desiring to participate may notify the Corporation of the shareholder's desire to be included in the meeting.

         SECTION 5. QUORUM; ADJOURNMENT. The holders of a majority of the outstanding shares, represented either in person or by proxy, shall constitute a quorum at all shareholders' meetings for the transaction of business. If a quorum is not present or represented at any shareholders' meeting, the shareholders present in person or represented by proxy, shall have the power, without notice other than an announcement at the meeting, to adjourn the meeting from time to time until a quorum shall be present or represented. At any adjourned meeting in which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

         SECTION 6. MAJORITY VOTE. When there is a quorum at any meeting, the vote of a majority of the shares represented shall decide any question brought before the meeting, unless the laws of the State of Nevada impose a different requirement.

         SECTION 7. NUMBER OF VOTES; PROXIES. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. A shareholder may vote either in person or by a proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. NUMBER, TERM AND QUALIFICATIONS OF DIRECTORS. The number of directors of the Corporation shall be not less than one (1) nor more than four
(4), who shall be elected at the annual meeting of the shareholders. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

         SECTION 2. MANAGEMENT OF AFFAIRS. The business and affairs of the
Corporation shall be managed by the Board of Directors.

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         SECTION 3. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         SECTION 4. LOCATION OF MEETINGS. Meetings of the Board of Directors,
regular or special, may be held either within or without the State of Nevada.
The Board of Directors may permit any or all directors to participate in a meeting by, or conduct the meeting through, the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.

         SECTION 5. ANNUAL MEETINGS. The regular annual meeting of the Board of
Directors shall be held immediately following the annual meeting of the shareholders, or at such other time established by the Board of Directors.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President, or at the request of a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 7. NOTICE OF SPECIAL MEETINGS. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each director at his business address, by telegram or facsimile. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first class postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be given by facsimile, such notice shall be deemed delivered when the sender receives confirmation of transmission. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 8. QUORUM. A majority of the total number of directors shall constitute a quorum for the transaction of business at a meeting of the Board of
Directors. The act of the majority of the directors present at a meeting attended by a quorum shall be the act of the Board of Directors.

         SECTION 9. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude an

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director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 10. ADVISORY BOARD. The Board of Directors, on behalf of the
Corporation, may appoint an Advisory Committee of one or more members to advise and counsel the Board of Directors and the Corporation on matters including, but not limited to, financing, product marketing strategies, investment opportunities, executive searches and other matters related to the Corporation.
The existence, identity and function of the Advisory Committee may be used by the Corporation in any publication, statement, news release, press announcement, newsletter or other form of communication, in any medium. The members of the
Advisory Committee need not be residents of the State of Nevada or shareholders of the Corporation.

                                   ARTICLE IV
                  INFORMAL ACTION BY DIRECTORS OR SHAREHOLDERS

         SECTION 1. NOTICE PROCEDURE. Whenever, under the provisions of Nevada law or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean only personal notice, but such notice may be given in writing and mailed, postage prepaid, to a director or shareholder, at his address that appears on the Corporation's records. The notice shall be deemed to be given at the time when it is deposited in the
United States mail.

         SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or director under the provisions of Nevada law or by these Bylaws, a waiver signed at any time by the person entitled to this notice shall be deemed equivalent to the giving of this notice. Attendance at a meeting shall constitute a waiver of notice of the meeting, except where an individual attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully convened.

         SECTION 3. ACTION WITHOUT A MEETING. Any action which the shareholders could take at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of shareholders be called or notice given. Any action, which is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the directors

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                                    ARTICLE V
                                    OFFICERS

         SECTION 1. OFFICERS. The principal officers of the Corporation shall consist of a President, one or more Vice Presidents (if deemed appropriate), a
Secretary and a Treasurer, each of whom shall be elected by the Board of
Directors. The Corporation may also have a Chairman of the Board of Directors, and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may
delegate the power of appointment and removal, and the power to fix the compensation of such other officers and assistant officers, agents, and employees to any officer of the Corporation. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION AND QUALIFICATIONS OF OFFICERS. The Board of
Directors at its annual meeting shall elect a President, one or more Vice
Presidents (if deemed appropriate), a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

         SECTION 3. OTHER AGENTS. The Board of Directors may elect or appoint other agents and officers. The salaries, the term of office, the duties and the authority of all officers of the Corporation shall be fixed by the Board of
Directors.

         SECTION 4. TERM OF OFFICE AND REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed by the
Board of Directors whenever in its judgment the best interests of the
Corporation will be served. If the office of any of the officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                    PRESIDENT

         SECTION 5. ACTIVE MANAGEMENT. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and Board of Directors, shall have general and active management of the business of the Corporation, and shall supervise the execution of all orders and resolutions of the Board of Directors.

         SECTION 6. EXECUTION OF DOCUMENTS. The President shall normally execute all documents except when the law or when the Board of Directors requires or authorizes another agent to execute a document.

                                 VICE PRESIDENT

         SECTION 7. ABSENCE OF PRESIDENT. In the absence or disability of the
President, the Vice Presidents, in the order of their rank as fixed by the Board of Directors, shall perform the duties and exercise the powers of the President.
Each Vice President shall perform such other duties as the Board of Directors shall prescribe.

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                                    SECRETARY

         SECTION 8. RECORD MINUTES. The Secretary shall attend all sessions of the shareholders and Board of Directors and record the minutes of all proceedings in a book to be kept for that purpose, and shall perform similar duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings to the shareholders and members of the Board of
Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, who shall supervise the Secretary.

                                    TREASURER

         SECTION 9. CORPORATE FUNDS. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the corporate books, and shall deposit all monies and other valuables in the name and to the credit of the Corporation, in the depositories designated by the Board of Directors.

         SECTION 10. DISBURSE FUNDS. The Treasurer shall disburse the funds of the Corporation when proper to do so, obtain receipts for the disbursements, and shall render to the President and Directors, at the regular meetings of the
Board, or whenever they may require, an account of all his transactions as
Treasurer and of the financial condition of the Corporation.

                                   ARTICLE VI
                             CERTIFICATE FOR SHARES

         SECTION 1. STOCK  CERTIFICATES.  The shares of the Corporation shall be represented by certificates signed by the President and Secretary.

         SECTION 2. NEW STOCK CERTIFICATES UPON TRANSFER. A new stock certificate shall be issued to the person entitled to the certificate upon surrender to the Corporation or its transfer agent of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer; the old certificate shall be cancelled and the transactions shall be recorded upon the books of the Corporation.

         SECTION 3. NEW STOCK CERTIFICATES UPON LOSS. The Board of Directors may
direct a new certificate to be issued in place of any certificate previously issued by the Corporation and which is alleged to have been lost or destroyed, if the person making the allegations supplies the Corporation with an affidavit of the alleged facts. When authorizing such issue of a new certificate, the
Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the alleged lost or destroyed certificate, or such owner's legal representative, to advertise the same in a manner required by the Board of Directors and/or give the Corporation an indemnity bond

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in an amount sufficient to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost or destroyed.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         All checks or demands for money, notes, and any other instruments of the Corporation shall be signed by the officer or officers or other person or persons that the Board of Directors designate.

                                  ARTICLE VIII
                                   AMENDMENTS

         The Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any duly and regularly called and held meeting of the Board of
Directors.

                                   ARTICLE IX
                       INDEMNITY OF DIRECTORS AND OFFICERS

         In furtherance and not in limitation of the powers conferred by statute:

         SECTION 1.        AUTHORITY TO INDEMNIFY.

                  (a) Subject to Section 4, the Corporation shall indemnify an individual, who is made a party to a proceeding because the individual is or was a director, against liability incurred in a proceeding if:

                           (i) The conduct of the individual was in good faith;

                           (ii) The individual reasonably believed that the
         individual's conduct was in the best interests of the Corporation, or at least not opposed to its best interest; and

                           (iii) In the case of any criminal proceeding, the
         individual had no reasonable cause to believe the individual's conduct was unlawful.

                  (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (ii) of subsection (a) of this section.

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                  (c) The termination of a proceeding by judgment, order,
settlement conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

                  (d) The Corporation may not indemnify a director under this section:

                           (i) In connection with the proceeding by or in the
         right of the Corporation in which the director was adjudged liable to the Corporation; or

                           (ii) In connection with any other proceeding charging
         improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

                  (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

         SECTION 2.        ADVANCE FOR EXPENSES.

                  (a) Subject to Section 4, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                           (i) The director furnishes the Corporation a written
         affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 1 of this Article; and

                           (ii) The director furnishes the Corporation a written
         undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

                  (b) The undertaking required by paragraph (ii) of subsection
(a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         SECTION 3.        COURT-ORDERED INDEMNIFICATION. A director of the
Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.
On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines:

                  (a) The director is entitled to indemnification under Section
7 of this Article in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

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                  (b) The director is fairly and reasonably entitled to
indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 1 of this Article or was adjudged liable whether the liability is based on a judgment, settlement or proposed settlement or otherwise.

         SECTION 4.        DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

                  (a) The Corporation may not indemnify a director under Section
1 of this Article unless authorized in the specific case after a determination has been made that indemnification of the director is permissible under the circumstances because the director has met the standard of conduct set forth in
Section 1 of this Article.

                  (b) A determination that indemnification of a director is
permissible shall be made:

                           (i) By the Board of Directors by majority vote of a
         quorum consisting of directors who were not parties to the proceeding;

                           (ii) If a quorum cannot be obtained under paragraph
         (i) of this subsection, by independent legal counsel in a written opinion. The independent legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the proceeding;

                           (iii) If a majority vote of a quorum consisting of
         directors who were not parties to the proceeding so orders, by independent legal counsel in a written opinion. The independent legal counsel shall be selected by majority vote of the full Board of
         Directors, including directors who are parties to the proceeding; or

                           (iv) By the shareholders.

                  (c) Authorization of indemnification and evaluation as to
reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (ii)
of subsection (b) of this section to select counsel.

         SECTION 5.        INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.

                  (a) An officer of this Corporation is entitled to mandatory indemnification under Section 7 and is entitled to apply for court-ordered indemnification under Section 3 of this Article, in each case to the same extent as a director under this Article.

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                  (b) Subject to Section 4, the Corporation shall indemnify and advance expenses under all other sections of this Article to an officer, employee or agent of the Corporation to the same extent as to a director.

         SECTION 6.        INSURANCE. The Corporation may purchase and maintain
insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee, or agent of the
Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation may purchase and maintain the insurance even if the
Corporation has no power to indemnify the individual against the same liability under this Article.

         SECTION 7.        MANDATORY INDEMNIFICATION. Notwithstanding the
foregoing, the Corporation shall indemnify a director who is wholly successful on the merits or otherwise in the defense of any proceeding to which the director was a party because of being a director against reasonable expenses incurred by the director in connection with the proceeding.

         SECTION 8.        NO LIABILITY OF DIRECTORS. No director of the
Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided that the liability of a director shall not be eliminated (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

         Dated:   April 27, 2001

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